Exhibit 10.28

AGREEMENT

THIS AGREEMENT (“Agreement”) dated November 11, 2021 (the “Effective Date”) is between Henry Schein, Inc., a Delaware corporation (the “Company”) whose principal place of business is 135 Duryea Road, Melville, N.Y., and Bradford C. Connett (“Employee”).

WHEREAS, Employee is and has recently been President of the U.S. Medical Group of the Company, and in this capacity, is one of the most senior executives in the Company, and is a member of the Executive Management Committee; and

WHEREAS, Employee is being further promoted by the Company, to the new role of Chief Executive Officer of the Company’s North American Distribution Group, which will be one of the most senior positions in the Company, leading a large portion of the Company’s business; and

WHEREAS, the parties acknowledge that Employee is and will be a unique employee of the Company, and that Employee will be privy to key and critical confidential information and trade secrets concerning the entire Company, its affiliates, and their businesses, planning, strategic initiatives, expansion and futures, and concerning the Company’s businesses, and the interaction among the businesses of the Company’s various units; and, the parties further acknowledge that in connection with and/or as part of Employee’s employment by the Company, Employee is expected to have access to, and to assist in developing, highly confidential and proprietary information related to the Company, its affiliates, divisions, groups, and/or their businesses, plans, products and services; and

WHEREAS, entry into this Agreement is a material part of Company agreeing to employ Employee in this role; and

WHEREAS, Employee has had an opportunity to consider the matter, has had the opportunity to review the terms and restrictions hereof with independent legal counsel of his own choosing, and has made an independent and informed decision that this Agreement is (a) fair and not excessive; (b) necessary for the protection of the Company and its business; and (c) that entry into this Agreement, and compliance with the terms hereof, including the restrictions set forth herein, is reasonable and is in the parties’ best interests.

NOW, in consideration of the premises, and in recognition of the confidential and proprietary information of the Company which he will utilize and develop and/or to which he will be exposed and have access, and of the key employment he will be promoted to in the Company; and further in consideration of the covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee agrees with the Company as follows:

1. Specific Restrictions.

1.1 (a) During his employment with the Company and/or any affiliate, Employee shall work only on behalf of Company or such affiliate, and shall devote his full time, energy, effort and loyalty to Company and any such affiliate, and shall not engage, directly or indirectly, in any actions or conduct which compete with, or which aid, further or assist any competitor of, or any entity attempting to compete with, the Company and/or any affiliate of the Company. During his employment with the Company and/or any affiliate, the Employee shall not (unless otherwise agreed in writing by the Company) undertake any other business or profession or be or become an employee or agent or consultant of any other firm, company or other person, or assist or have any financial interest in any other business or profession, except as specifically disclosed to (and agreed in advance by) the Company; provided, however, nothing contained in this paragraph shall prevent Employee from holding for investment, no more than one percent (1%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system.

(b) During Employee’s employment with the Company or with any affiliate of the Company, and for a period of eighteen (18) months after the date on which Employee ceases to be employed by the Company and/or its affiliates (“Restricted Period”), the Employee will not, without the prior written consent of the Company: (i) aid or assist or be employed by any entity other than the Company or such affiliate, in connection with engaging in any Restricted Business, or in connection with the conduct of a Restricted Business; (ii) aid or assist any entity other than the Company or an affiliate of the Company, in working in a Restricted Business; (iii) aid or assist any entity other than the Company, or an affiliate of the Company, in working in a Restricted Business with a Restricted Customer, Business Associate and/or a Restricted Supplier; (iv) solicit, or attempt to solicit, on behalf of anyone other than the Company or an affiliate of the Company, the business or custom of a Restricted Customer with a view to providing goods or services that compete or attempt to compete with those available from the Company or an affiliate; (v) attempt to divert or entice away from the Company or any affiliate, the business or custom of an existing customer in any Restricted Business; (vi) solicit or attempt to encourage a Restricted Customer, Business Associate or a Restricted Supplier to enter into a transaction in any Restricted Business, with an entity other than Company or an affiliate; (vii) except on behalf of the Company or its affiliates, be involved in the planning of sales, promotions, marketing or business efforts of any kind, in a Restricted Business; (viii) interfere with the business relationships between Company or any of its affiliates, and any Restricted Customer, Business Associate or Restricted Supplier, or any vendor, distributor or supplier of the Company in a Restricted Business; (ix) except in the good faith performance of his duties on behalf of the Company or its affiliates, induce any Restricted Customer, Restricted Supplier or Business Associate to terminate, modify or reduce their relationship with Company or any of its affiliates; (x) advise, assist, or work for, any entity other than Company or one of its affiliates, in connection with (A) the development, sale, warehousing, marketing, delivery and/or distribution of products or services (including technology/software products or services) to office based practitioners in the dental or medical field, or to any other entities in the healthcare field in similar settings (whether or not staffed by a physician or dentist), such as ambulatory centers, and integrated delivery networks; (B) manufacturing activities in the dental and/or medical field, of the type conducted by Company or any affiliate at any time during the two (2) years prior to the last day of Employee’s employment with the Company and/or its affiliates; or (C) distribution services to dental, medical, device or product companies, in the office based dental, medical and/or healthcare markets in similar settings (whether or not staffed by a physician or dentist), such as ambulatory centers, and integrated delivery networks; (xi) have an interest, directly or indirectly, in an entity or enterprise, which Employee is prohibited from working for or assisting under one of the other sections of this Agreement, during the period when such prohibition is in effect; provided, however, that Employee may own, directly or indirectly, solely as an investment, less than one percent (1%) of a class of publicly traded securities of any entity.

(c) During Employee’s employment with the Company or any affiliate, and for a period of eighteen (18) months after the date on which Employee ceases to be employed by the Company and/or its affiliates, Employee will not, directly or indirectly: (i) solicit any employee, consultant, director or officer of the Company for employment with any other employer or firm, or assist any other person or entity in identifying for recruitment, or recruiting, any of such persons; (ii) except in the good faith performance of his duties while employed by the Company or an affiliate, encourage any employee of the Company or an affiliate, to leave the employ of the Company or affiliate; (iii) encourage any employee of the Company or an affiliate to breach a contract with the Company or any affiliate; (iv) without the prior written consent of the Company, pursue, engage in or utilize on behalf of anyone other than the Company or its affiliates, any proposed business arrangement or business plan on which Employee worked while employed by the Company or an affiliate.

(d) As used in this Agreement,

(i) The term “affiliate” shall have the same meaning as under Securities laws of the United States, such as Rule 405 of the Securities Act of 1933.

(ii) The term “Business Associate” shall have the following meaning: (A) with respect to the period of Employee’s employment with the Company or with any of its affiliates, a “Business Associate” shall be understood to mean: (1) any entity or person having material business relations with the Company or an affiliate; and/or (2) any entity or person other than the Company or its affiliates, which, at any time during Employee’s employment with the Company and/or its affiliates, worked with Company in identifying, analyzing, evaluating, assisting, formulating or executing, a consummated or potential transaction or other business venture; (B) with respect to the period after Employee ceases to be employed by the Company and/or its affiliates, a “Business Associate” shall be understood to mean: (1) any entity or person having material business relations with the Company during the three (3) years prior to the last day of Employee’s employment with the Company and/or its affiliates, and which, at any time during the three (3) years prior to the last day of Employee’s employment with the Company or its affiliates, had material business relationships with any part or aspect of the Company’s North American Distribution Group, and/or with any other business group or unit of the Company which reported to or was supervised by Employee, or about which Employee was exposed to Confidential Information in connection with his employment.

(iii) The term “Company” as used in this Agreement shall be understood to mean and include, Company, Company’s affiliates, Company’s direct and indirect subsidiaries, and Company’s permitted assigns to whom this Agreement has been assigned.

(iv) The term “Restricted Business” shall have the following meaning: (A) with respect to the period of Employee’s employment with the Company or with any of its affiliates, “Restricted Business” shall be understood to mean: each and all of the business(es), lines of business, and/or business segments of the Company, and/or of any of its affiliates; (B) with respect to the period after Employee ceases to be employed by the Company and its affiliates, “Restricted Business” shall be understood to mean: each of the business(es), lines of business, and/or business segments of the Company and/or of any of its affiliates, which, at any time during the three (3) years prior to the last day of Employee’s employment with the Company and/or its affiliates, reported to, worked with or was supervised by Employee, or about which Employee, during his employment, learned or was provided, Confidential Information. Without limiting the generality of the foregoing, at all times, “Restricted Business” shall include, without limitation: each and all of the businesses, lines of business and business segments, of the Company’s North American Distribution Group, and of any business group or unit of the Company and/or of any of its affiliates, which, at any time during the three (3) years prior to the last day of Employee’s employment with the Company and/or its affiliates: reported to or was supervised by Employee; worked with Employee; or about which Employee learned or was provided access to, Confidential Information.

(v) The term “Restricted Customer” shall mean: (A) with respect to the period of Employee’s employment with the Company or any of its affiliates, “Restricted Customer” shall be understood to mean: any customer of the Company or of any affiliate; (B) with respect to the period after Employee ceases to be employed by the Company and its affiliates, “Restricted Customer” shall be understood to mean: (1) any firm, entity, company or other person, who, at any time during the thirty-six (36) months prior to Employee’s last day of employment with the Company and its affiliates, was a customer of: any business or line of business of the Company’s North American Distribution Group; (2) any firm, entity, company or other person, who, at any time during the thirty-six (36) months prior to Employee’s last day of employment with the Company and/or its affiliates, was a customer of any business group or unit of the Company and/or its affiliates, which, at any time during such thirty-six month period, reported to, worked with or was supervised by Employee, or about which Employee learned or was provided access to, Confidential Information; (3) any customer of the Company or any affiliate who, at any time during the thirty-six (36) months prior to the date on which Employee ceases to be employed by the Company and/or its affiliates, was a customer of, or in the custom of engaging in business dealings with, the Company or any affiliate, and with whom, at any time during such period, the Employee, or an employee under the supervision of Employee, dealt on behalf of the Company or affiliate; (4) any firm, entity, company or other person, with which, at any time during the thirty-six (36) months prior to the date on which Employee ceases to be employed by the Company and/or its affiliates, the Company or an affiliate had negotiations or discussions regarding transactions and/or a business relationship, and with whom the Employee, or an employee under the supervision of Employee, dealt on behalf of the Company or affiliate at any time during such period; (5) any customer of the Company or its affiliates whom Employee, or an employee under the supervision of Employee, at any time during the thirty six (36) months prior to Employee’s last day of employment with the Company and/or its affiliates, was involved in soliciting, servicing or selling to, or in planning, specific or directed sales, promotions or marketing to; and/or (5) any customer of the Company or its affiliates about whom Employee, at any time during the thirty-six (36) months prior to Employee’s last day of employment with the Company and/or its affiliates, accessed or received any Confidential Information.

(vi) The term “Restricted Supplier” shall have the following meaning: (A) with respect to the period of Employee’s employment with the Company or any of its affiliates, the term “Restricted Supplier” shall be understood to mean: any firm, company or other person who is a provider or supplier of goods or services (other than utilities and goods or services supplied for administrative purposes) to the Company or any affiliate (and including, without limitation, any individual or entity who or which provided services to the Company or affiliate by way of a consultancy agreement); (B) with respect to the period after Employee ceases to be employed by the Company and/or its affiliates, the term “Restricted Supplier” shall be understood to mean: any firm, company or other person who at any time during the thirty six (36) months prior to Employee’s last day of employment with the Company and/or its affiliates: (1) was a provider or supplier of goods or services (other than utilities and goods or services supplied for administrative purposes) to any of the businesses, lines of business and/or business segments, of the North American Distribution Group, or of any business group or unit of the Company and/or any of its affiliates, which, at any time during such thirty-six (36) month period, reported to, worked with or was supervised by Employee, or about which Employee learned or was provided access to, Confidential Information; (2) was a provider or supplier of goods or services (other than utilities and goods or services supplied for administrative purposes) to the Company or any affiliate (and including, without limitation, any individual or entity who or which provided services to the Company or affiliate by way of a consultancy agreement), and: (A) with whom the Employee, or an employee under the supervision of Employee, dealt on behalf of the Company or an affiliate during such period, or (B) for whom Employee was responsible on behalf of the Company or affiliate, or (C) about whom Employee received Confidential Information.

1.2 (a) Employee acknowledges and the parties agree that, as part of his employment with Company, Employee will receive from Company and/or Company’s affiliates, and/or will develop or obtain during his employment with the Company or its affiliates, confidential and/or proprietary information, including information that is not readily and properly available to the public, or is not readily and properly available to others in the trade, including, without limitation, (i) information disclosed to Employee and/or Company in confidence, (ii) information developed by Company or its affiliates, or by Employee, while employed by Company or an affiliate, and not intended by Company or affiliate for disclosure to the public or trade; and/or (iii) confidential information of other types, including, but not limited to: (1) confidential information concerning the Company, its affiliates, their operations, plans and strategic planning; (2) confidential business plans and analysis, financial and market data and analysis; confidential information on the “know how” of the Company and its affiliates, business development, marketing, legal and accounting plans, strategies, methods, policies, procedures and techniques; (3) nonpublic data of the Company and/or its affiliates, pertaining to business units and lines of business in which the Company or its affiliates compete or may compete, or may be considering a transaction or business; such information may include confidential information pertaining to units of the Company which may not report to Employee, but as to which Employee learns information and may provide input; (4) research and development projects and results; (5) trade secrets and/or other knowledge or processes of or developed or obtained by the Company or its affiliates; (6) information developed by Employee during his employment with Company; (7) names and addresses of certain confidential or shielded vendors, sources of supply, suppliers and certain employees and customers; (8) confidential data on or relating to past, present or prospective customers, suppliers, products and markets; (9) the Company’s and the Company’s affiliates’ confidential information concerning operations, future business plans, pricing, strategies, acquisition plans, expansion plans and other matters; (10) Company’s and Company’s affiliates’ confidential information and compilations of information, regarding operations, sales, revenues, sales plans, customers, products, methods of conducting and obtaining business, providing or advertising services, or obtaining customers; (11) the terms of agreements or arrangements to which Company or its affiliates are or were a party; (12) gross and net profit margins and credit terms at which Company or its affiliates obtain product and/or sell and/or are willing to sell to any of its customers. (The information described in Section 1.2(a) and its subparts is collectively referred to as “Confidential Information”.) Confidential Information shall also include a third party’s information received by the Company subject to an obligation of confidentiality, including, but not limited to, credit, financial and/or information subject to confidentiality obligations under HIPAA. Notwithstanding the foregoing, Confidential Information shall not include information which was generally known by, or readily available through proper means to, the general public or the trade, prior to Employee’s receipt, use or disclosure of it. Notwithstanding any other provision hereof, Employee may not disclose or utilize, and shall protect and keep confidential, any information that Employee, in breach of this Agreement, released to third parties or the public, in violation of Employee’s obligations by law or hereunder.

(b) The parties recognize and agree that the Confidential Information is confidential and/or proprietary to Company, and is the property of the Company. During Employee’s employment with the Company and/or any affiliate, and at all times following the termination of Employee’s employment with Company and its affiliates for any reason, Employee shall not use for his own benefit, or the benefit of any company, entity, or person, other than the Company or its affiliates, or disclose to any business, firm, corporation, association, venture, or any other entity or person, for any reason or purpose whatsoever (other than making proper use thereof, while employed by Company in the proper conduct of the Company’s business), the Confidential Information or any part thereof.

(c) Employee further agrees that, during the Restricted Period, he shall not, other than as provided herein, individually or together with others, directly or indirectly, engage in any activity, action, work, business, enterprise or function (other than working for the Company and on its behalf) in which Confidential Information: (i) will be material to Employee’s work in such activity, action, work, business, enterprise or function, and/or (ii) would be disclosed to, or used on behalf of, anyone other than the Company or the Company’s affiliates.

1.3 (a) Employee acknowledges and the parties agree: that if Employee engaged in the activities restricted under Sections 1.1 or 1.2 hereof, the improper use and disclosure of Company’s Confidential Information would result, and/or that there would be unfair competition, and/or improper misappropriation and improper use of the Confidential Information by persons or entities other than Company; and that the restrictions set forth in Sections 1.1, 1.2, and throughout this Agreement, are necessary to protect Company’s Confidential Information from misappropriation or improper use, and also to protect Company’s customer, employee, and vendor relationships and good will, and its investment in its business.

(b) The parties contemplate that Employee’s work and responsibilities on behalf of Company will be in, and/or directed to, the North American distribution market, and that his subsequent work may be in the same, additional or other markets. Accordingly, the geographic scope of the restrictive provisions set forth herein, shall be (A) with respect to the period of Employee’s employ with the Company or any of its affiliates, the geographic territories and markets where the Company competes or does business; (B) with respect to the period after Employee ceases to be employed by the Company and/or its affiliates, only (1) the geographic territories and markets in which any of the following operate or do business: (i) the North American Distribution Group; (ii) any other business(es), lines of business, business segments, and/or any other business unit or business group, which, at any time during the thirty six (36) months prior to the last day on which Employee works for the Company and/or its affiliates, Employee supervises or leads, or which, during such period, reported to Employee, or concerning which Employee learned or accessed, Confidential Information.

1.4 Employee expressly agrees that the provisions of this Section 1 and of this Agreement, including, without limitation, the restrictions of Sections 1.1, 1.2 and 1.3, and throughout the Agreement, are reasonable and are properly and necessarily required for the adequate protection of the Company, and the business, and the operations, intellectual property, trade secrets, Confidential Information and goodwill of the Company and its affiliates.

1.5 Nothing contained herein shall diminish or supersede any additional protections which Company may have under any other applicable agreements between the parties or otherwise, or under applicable law or any applicable Company policies. All such remedies shall be cumulative and severally enforceable.

2. Return of Company Property

2.1 All documents, materials, data bases, analyses, electronic documents, hardware, software, advertising or sales material or information, price lists, customer lists, order forms, order guides, samples, inventory lists, company data and information, smartphone, drives, data storage devices, notebook, tablet and laptop computers and the data contained therein, and/or other material or data of any kind furnished to Employee by Company or its affiliates, or prepared or obtained by Employee on behalf or at the direction of Company or its affiliates, or in connection with Employee’s employment, and all Confidential Information, and proprietary information of Company or its affiliates, shall be and remain the property solely of the Company or such affiliates.

2.2 Upon termination of Employee’s employment for any reason, Employee will immediately deliver to Company, all of Company’s and Company’s affiliates’ property, computers, drives, data, papers, books, manuals, lists, correspondence, and documents (regardless of their format or media), Confidential Information, and proprietary information, as well as any other matters or materials which may involve the business of Company or any of its affiliates, together with all copies thereof, irrespective of whether Employee created the same or was involved with the same. Employee will neither copy nor take any such material upon termination of Employee’s employment for any reason, and will return all physical and electronic copies previously made. Employee shall not be entitled to, and shall not, retain any copies thereof. Title and copyright therein shall vest in the Company. Employee shall also provide to Company, all passwords, codes, pins, and other access modalities, needed for, or to facilitate, access to, and/or use of, the computers, drives, devices, documents, websites, cloud storage, and other devices, sites and materials, on which any Confidential Information or other property of the Company or its affiliates are located or accessible, and/or which belong to the Company or its affiliates, or the return of which is provided for hereunder. The Employee shall not destroy any of such property, sites, or devices, except with the express, written permission of the Company, but instead shall deliver all such property to the Company. Employee shall identify the location of all data and electronic copies of the Company’s data, property and Confidential Information, and, if directed by Company, shall permit, assist in and facilitate, the removal and/or expungement of the Company’s data and information from media owned or controlled by Employee. For purposes of clarity, Form W-2s or other compensation and benefits information provided by Company to Employee shall not be deemed Company property and may be retained by Employee, unless otherwise directed by the Company.

3. Employee hereby acknowledges and agrees that notwithstanding termination or expiration of this Agreement, and notwithstanding termination of Employee’s employment with the Company and/or its affiliates, and notwithstanding the reason(s) for any such termination, and notwithstanding which party prompted any such termination, and notwithstanding any change in status, job title, responsibilities and function of Employee with the Company and/or its affiliates, the restrictions and provisions herein that contemplate survival after termination, including, without limitation, the restrictions and provisions set forth in Sections 1 and 2 hereof, and in the subsections of those Sections, shall continue and remain in full force and effect, regardless of the reason for termination of employment, or termination of this Agreement, or change in status, job title, responsibilities or function, and regardless of whether termination of employment or of this Agreement was initiated or caused by Company or by Employee. No claim or counterclaim of Employee shall serve as a defense to enforcement of this Agreement by the Company or its affiliates.

4. Non-disparagement. Employee agrees that, during the Restricted Period as defined in Section 1.1(b) above, he shall not make, directly or indirectly, to any person or entity including, but not limited to, present or former employees of the Company and/or the press, and/or to any others, any intentionally disparaging oral, electronic or written statements about the Company and/or any affiliate, its and their employees and customers, products or services, or Employee’s employment with or separation from employment with the Company, or intentionally do anything which materially discredits the Company and/or any affiliate and/or its and their services, reputation, financial status, or business relationship; Employee agrees that he will not make any such intentionally disparaging statements, directly or indirectly, orally, in writing, or on any social media or other internet sites, including but not limited to, Facebook, Snapchat, Twitter, Instagram and LinkedIn; or on any other blogging and/or microblogging sites; or on any personal website or blog; or on any video sharing or hosting websites, including but not limited to YouTube; or by e-mailing such to any distribution list or list-serve to which Employee may subscribe, or which Employee maintains, participates in or moderates. Nothing contained herein shall prevent Employee from testifying truthfully in any judicial, arbitral, administrative or regulatory body proceeding, or from acting or participating voluntarily or involuntarily in an actual or possible government investigation, or investigation by the SEC, the NLRB, or other Governmental entity, or from exercising any other rights, including any rights Employee may have under the National Labor Relations Act and other statutes and regulations, to disclose or comment upon Employee’s terms and conditions of employment, or otherwise.

5. Certain Rights and Remedies upon Breach.

5.1 Enforcement. Employee acknowledges and agrees that the protection for the Company set forth in this Agreement is of vital concern to the Company, that monetary damages for any violation thereof would not adequately compensate the Company, and that the Company is engaged in a highly competitive business; Employee agrees that the Company shall be entitled, in addition to all other rights and remedies available under this Agreement and applicable law, as a matter of course, to an injunction, restraining order and other equitable relief, without posting bond, from any court of competent jurisdiction, restraining any violations or threatened violations of this Agreement by Employee. Employee further agrees that this section shall apply whether or not his employment hereunder has terminated, and regardless of the reasons for such termination. Employee acknowledges and agrees that his experience and capabilities are such that enforcement of this Agreement by injunction and otherwise will not prevent him from earning a living. Accordingly, it is understood and agreed that the Company, to the greatest extent permitted by law, shall be entitled to provisional remedies (including without limitation, temporary restraining order, preliminary and permanent injunctive relief) and damages, enforcing the terms hereof. Thus, if Employee breaches, or threatens to commit a breach of, any of the provisions hereof, Company shall have all of its rights and remedies at law and in equity, and shall also have the following rights and remedies, each of which rights and remedies shall be cumulative and independent of the others and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Company by contract, under law or in equity: (a) specific performance; and (b) monetary damages incurred by the Company as the result of any breach hereof.

6. Additional Provisions

(a) Invalidity and Severability. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Agreement, and further, the provisions of this Agreement are intended to be and shall be deemed severable. In particular and without limiting the foregoing sentence, if any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement. Further, the parties hereto expressly agree that those terms or conditions hereof, if any, which are found to be invalid, illegal or unenforceable, shall, to the greatest extent permitted by law, be modified by the court, to conform to the most expansive permissible reading under the law that is consistent with the parties’ intent as expressed herein, and the parties expressly agree that this Agreement incorporate such modification. The parties specifically acknowledge and agree that each of the restrictions set forth herein is intended to be separate and severable, and that, if any of the restrictions shall be held to be void or unenforceable, the parties agree that it is their intent that the void or unenforceable provisions shall be deemed severable, and that the rest of this Agreement shall be fully enforceable, to the greatest extent permitted by law, and that the void or unenforceable provisions, if any, shall be enforced to the greatest extent that they may be enforced under law.

(b) Applicability. The parties agree that this Agreement and all provisions hereof, shall remain in full force and effect, regardless of whether Employee’s title, position, responsibilities and work for the Company change or are altered, and regardless of whether Employee is reassigned by the Company to new duties, titles and responsibilities.

(c) Acknowledgement of Status. Company and Employee hereby acknowledge and agree that Employee’s employment by the Company is and shall be at-will, and nothing herein changes this status. Accordingly, either party may, at any time, terminate Employee’s employment for any lawful reason or for no reason at all, with or without notice, and with or without cause. Notwithstanding such termination, the restrictions and remedies provided in the Agreement which, by their terms, are to survive termination, including, without limitation, such provisions in Sections 1, 2, 3, 4, 5 and 6, shall survive termination.

(d) Assignment. This Agreement may not be assigned by the Employee, without the Company’s prior written consent, and any attempted assignment without such consent shall be deemed void. The Company may assign this Agreement, in its sole discretion: (i) as part of the transfer or sale of all or substantially all of the assets of the lines of business in which Employee is employed (by way of sale, merger or otherwise); and/or (ii) to any affiliated or unaffiliated entity; upon such permitted assignment, at Company’s option, the burden and benefit hereof will be upon the permitted assignee.

(e) Benefit – The rights and covenant of this Agreement, and all terms hereof, shall inure and extend to the parties hereto, their respective heirs, personal representatives, successors and permitted assigns.

(f) Waiver of Breach – Waiver, or delay in seeking a remedy, by either party of a breach of any provision of this Agreement by the other party, shall not operate or be construed as a waiver of that or of any subsequent breach.

(g) Applicable Law; Jurisdiction. Any action relating to this Agreement or the breach thereof shall, to the greatest extent permitted by law, be brought only and exclusively, in the State or federal courts sitting in Delaware, and the parties expressly consent to the exclusive jurisdiction and venue of such courts for such purpose. This Agreement shall, to the greatest extent permitted by law, be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law.

(h) Entire Agreement – Except as otherwise specifically provided herein, this Agreement sets forth the entire agreement and understanding between the Company and Employee relating to the subject matters hereof and supersedes all prior understandings, agreements and representations with respect to the subject matters covered by this Agreement; except that this Agreement shall not supersede or in any way nullify any obligation that Employee has to protect the Company’s confidential information, or to refrain from competing with the Company, and/or from soliciting Company employees or customers during or after Employee’s employment is terminated, and/or to assign intellectual property to the Company, which obligations are: (i) imposed by law or equity; or (ii) which obligations are under any agreement(s) Employee has entered into with the Company, its parents, predecessors or subsidiaries, or which Employee is entering into at this time; but rather such obligations contained in those agreement(s), remain in full force and effect and are cumulative of the remedies set forth herein. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in a writing signed by the party to be charged.

(i) Interpretation. To the greatest extent permitted by law, any rule of law or legal decision that would mandate the interpretation of any ambiguities in this Agreement against a party, or that would require that the Agreement be strictly interpreted against one party or the other, shall be of no application and is expressly waived.

(j) Notices. Any notice hereunder, if any, may be given personally to the Employee or to the Corporate Secretary of the Company (as the case may be), or may be sent to the Company by a generally recognized overnight delivery service (to the attention of its Corporate Secretary) at its above stated headquarters, or to the Employee, in person or at his last known address. Any such notice sent by generally recognized overnight delivery service shall be deemed served forty-eight hours after it is sent and in proving such service it shall be sufficient to prove that the notice was properly addressed and that the records of the delivery service reflect that it was delivered.

(k) Disclosures. Nothing in this Agreement prohibits or restricts Employee from reporting an event that Employee reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as, without limitation, the Securities and Exchange Commission, Equal Employment Opportunity Commission, or Department of Labor), or from cooperating in an investigation conducted by such a government agency, or making disclosures to such an agency. Employee is hereby provided notice that under the 2016 Defend Trade Secrets Act no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) if the disclosure is: (i) made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public. An individual who pursues a lawsuit for alleged retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to an attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. In order for a disclosure to be permitted and protected under this provision, it must be made in strict accordance with limitations under law, and as described above.

(l) This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Agreed to:

Henry Schein, Inc.

/s/ Lorelei McGlynn
By:Lorelei McGlynn
Title:Chief Human Resources Officer
Dated: 11/11/21

/s/ Bradford C. Connett
BRADFORD C. CONNETT
Dated: 11/11/2021